Exhibit 99.1

11000 BROKEN LAND PARKWAY
FOR IMMEDIATE RELEASE:	COLUMBIA, MARYLAND 21044
CONTACT:	WWW.FIELDSTONEINVESTMENTS.COM
Investor Relations
Tel: 410-772-5160
Toll-free: 866-438-1088
investors@FieldstoneInvestment.com

FIELDSTONE INVESTMENT CORPORATION ANNOUNCES

DELAY IN FILING ITS FORM 10-K AND

EARNINGS RELEASE AND INVESTOR CALL

FOR THE 4TH QUARTER AND YEAR END OF 2005 AND

POSSIBLE RESTATEMENT OF FINANCIAL STATEMENTS

COLUMBIA, MARYLAND, March 27, 2006 —Fieldstone Investment Corporation (NASDAQ: FICC) today announced that it will file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission to receive an extension until April 17, 2006 to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Fieldstone is re-examining its financial statements for 2003 through 2005 and needs additional time to complete its reassessment regarding the appropriate recognition of income tax expense on inter-company transactions in 2003 and 2005 within Fieldstone’s consolidated group.

If Fieldstone makes a final determination to change its recognition of tax expense on these transactions, it would require a restatement of Fieldstone’s financial statements for the years 2003 and 2004 and for each of the first three quarters of 2005.

Fieldstone will release its fourth quarter and year end press release on the day it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is expected to be filed within the extension period, on or before April 17, 2006.  Fieldstone will hold its investor call the business day following the day it files its Annual Report on Form 10-K.

About Fieldstone Investment Corporation

Fieldstone Investment Corporation owns and manages a portfolio of non-conforming mortgage loans originated primarily by its mortgage origination subsidiary, Fieldstone Mortgage Company, and has elected to be a real estate investment trust for federal income tax purposes.  Founded in 1995, Fieldstone Mortgage Company is a nationwide residential mortgage banking company that originates non-conforming and conforming residential mortgage loans through over 4,700 independent mortgage brokers serviced by regional wholesale operations centers and a network of retail branch offices located throughout the country. Fieldstone is headquartered in Columbia, Maryland.

Information Regarding Forward-Looking Statements

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws and, if so, are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) the timely resolution of the above mentioned matters or other matters that may arise during Fieldstone’s re-examination of its financial statements for 2003 through 2005, the failure of which could further delay the filing of Fieldstone’s Annual Report on Form 10-K for 2005 beyond the extension period, (ii) Fieldstone’s ability to successfully implement or change aspects of its portfolio strategy; (iii) interest rate volatility and the level of interest rates generally; (iv) the sustainability of loan origination volumes and current levels of origination costs; (v) continued availability of credit facilities for the origination of mortgage loans; (vi) the ability to sell or securitize mortgage loans; (vii) deterioration in the credit quality of Fieldstone’s loan portfolio; (viii) the nature and amount of competition; (ix) the impact of changes to the fair value of our interest rate swaps on our net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (x) other risks and uncertainties outlined in Fieldstone Investment Corporation’s periodic reports filed with the SEC. These statements are made as of the date of this press release,

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Fieldstone Investment Corporation

Press Release

March 27, 2006

and Fieldstone undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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